Exhibit 10.2

Unusual Machines, Inc.

4677 L B McLeod Rd, Suite J

Orlando, Florida 32811

October 3, 2024

Titan Multi-Strategy Fund I, Ltd.

5825 Windsor Court

Boca Raton, FL 33496

Attn: Jonathan Honig

Re: Unusual Machines, Inc.

Dear Mr. Honig:

This letter agreement documents our understanding regarding the Transactions (as defined herein) between Ventures LLC (“Eleven”) and Unusual Machines, Inc. (the “Company”) and Titan Multi-Strategy Fund I, Ltd. (“Titan”) Eleven and the Company.

Reference is made to two certain Exchange Agreements, dated August 21, 2024, under which Eleven and Titan each represented by separate legal counsel exchanged their respective 8% Promissory Notes (the “Old Notes”) for (i) new 4% Convertible Promissory Notes (the “New Notes”), convertible into shares of the Company’s common stock; (ii) 105 shares of the Company’s Series C Convertible Preferred Stock (the “Series C”) convertible into 315,000 shares of the Company’s common stock; and (iii) five-year warrants exercisable for 315,000 shares of the Company’s common stock (the “Warrants” and together with the New Notes and Series C, the “Convertible Securities”). The issuance of the Company’s common stock upon the conversion or exercise of the Convertible Securities under the two certain Exchange Agreements to Eleven and Titan is referred to herein as the “Transactions.”

In the process of reviewing a Supplemental Listing Application, we have been advised by the New York Stock Exchange (the “NYSE”) that in order to satisfy NYSE American Guide Section 713, it must be clear in the Convertible Securities documents that no more than 19.9% of the common stock outstanding immediately prior to the Transactions can be issued in the aggregate without first obtaining stockholder approval. Rather than requiring the Company to amend and restate each of the above-referenced documents, the NYSE has agreed that Side Letter will be sufficient to satisfy this requirement.

On August 20, 2024, there were 6,184,983 shares of the Company’s common stock outstanding. By executing this Side Letter, Titan acknowledges that, notwithstanding the terms of the Exchange Agreements and the terms of the Convertible Securities, the Company shall not issue common stock under the Transactions if the issuance would exceed 19.9%, or 1,236,378 shares, of the Company’s common stock in the aggregate, as allocated on the signature page hereto, under any circumstances, without first obtaining stockholder approval. Once the Company obtains stockholder approval the allocation set forth below shall no longer apply.

Please execute and return this letter to the Company via email to brian@unusualmachines.com Attention: Brian Hoff, CFO, with a copy to mharris@nasonyeager.com.

Sincerely yours,

/s/ Brian Hoff
Brian Hoff, Chief Financial Officer

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I hereby agree to and acknowledge the foregoing:

Titan Multi-Strategy Fund I, Ltd.

/s/ Jonathan Honig
By: Jonathan Honing Title: Shares: 561,990

Date: October 3, 2024

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